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                                                                   Exhibit 5.1

                                  March 11, 1999


Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902

Dear Sirs:

         As Vice President, General Counsel and Secretary of Crane Co., a Delaware corporation (the "Company"), I have examined and am familiar with the Certificate of Incorporation and By-laws of the Company, each as amended to date. I am also familiar with the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $250,000,000 aggregate initial offering price of its debt securities (the "Debt Securities"). In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary or appropriate for the purpose of rendering this opinion.

         Based upon the foregoing, I am of the opinion that, when the Debt Securities have been duly authorized by appropriate corporate action and executed, authenticated and delivered against payment therefor, such Debt Securities will be validly issued.

         Pursuant to the requirements of the Securities Act, I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, including any amendments thereto, and further consent to the reference to my name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement and in any prospectus supplement relating thereto.

                                       Very truly yours,


                                       /s/ Augustus I. duPont
                                       -----------------------------------
                                       Augustus I. duPont
                                       Vice President, General Counsel and
                                                Secretary